Exhibit 10.1

CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PRIVATE LABEL PARTNER AGREEMENT

This Agreement, between Symbol Technologies, Inc., having its principal office at One Symbol Plaza, Holtsville, New York, 11742-1300, and its subsidiaries (“Symbol” or “Seller”), and Sona Mobile (the “Private Label Partner” or “Buyer”), having its principal office at 825 Third Avenue, 32nd Floor, New York, New York, 10022, including all Schedules attached or incorporated by reference, sets forth the terms and conditions under which Symbol will sell certain Products to the Buyer and by which the Buyer may sell the Products to end user customers.

Schedules to Agreement:

A: Symbol Product & Price Schedule

B: Terms & Conditions of Sale

C: Mutual Non-Disclosure Agreement (“NDA”) (Complete: ___Attached or _x__On File (Dated: May 11, 2006)

D: Private Label Branding and Label Specification and Description

E: Initial Forecast

1.0	Definitions.

1.1 “Agreement” shall mean this Private Label Partner Agreement including all Schedules referenced and attached hereto.

1.2 “Effective Date” shall mean the date on which an authorized representative of Symbol has executed this Agreement.

1.3 “Field of Use” shall mean the industry or market segment that the Buyer is permitted to sell the Product into or uses that the Buyer is permitted to sell the Product for as set forth in Schedule E hereto.

1.4 “Private Label Partner” or “Buyer” shall mean a party that purchases Product from Symbol for re-branding by Symbol or by Buyer and sale to an end user customer.

1.5 “Product(s)” shall mean Symbol product that is intended to be private label-branded, specifically as set forth in Schedule A hereto, for sale by Symbol directly or indirectly to Private Label Partner.

1.6 “Exclusive Product” shall mean those Products, identified as Exclusive Products in Schedule A, that shall be subject to the exclusivity provisions of Schedule 2.4 of this Agreement.

1.7 “Party” shall mean either party to this Agreement and “Parties” shall mean both Symbol and Private Label Partner.

2.0	Scope.

2.1 This Agreement shall govern the purchase by Buyer of the Products to be branded with

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Buyer’s private brand label, by Symbol or by Buyer, for resale by Buyer to end user customers.

2.2 Sale of Products. Symbol agrees to sell the Products to Buyer, and Buyer agrees to purchase from Symbol and accept delivery of such Products in accordance with purchase orders issued by Buyer citing this Agreement for terms and conditions, and subject to acceptance by Symbol at Symbol’s sole option. Buyer is authorized to sell the Products to end user customers.

2.3 Private Label Partner may purchase Products: (i) directly from Symbol at prices no higher than the prices set forth in Exhibit B hereto; or (ii) through a Symbol authorized Distributor, at a final price and terms to be agreed upon by Buyer and such Symbol authorized Distributor.

2.4 In consideration of Private Label Partner's commitment to purchase the Minimum Purchase Quantity of the Exclusive Product for the Initial Term of this Agreement, Symbol shall grant Private Label Partner the exclusive right to purchase the Exclusive Product for use in a wireless handheld gambling system that would include, among other components, Symbol’s wireless switch(es), access port(s), intrusion protection system, mobile services platform and Private Label Partner’s remote gambling system software. The exclusivity shall extend only to standalone, “isolated” wireless handheld casino gambling systems. The exclusivity shall not include multi-use systems which may be used in entertainment, hospitality or gaming/gambling venues. Other than for Private Label Partner sales of the Exclusive Product, Symbol may pursue wireless, RFID and terminal deployments in any location world-wide, through any of its resellers, channel partners, distributors and cooperative marketing partners where the primary application or usage is related to wireless handheld gambling. This grant of exclusivity shall be effective for the Initial Term that Private Label Partner meets the foregoing purchase commitment of the Exclusive Product.

3.0 Buyer’s Responsibilities.

3.1 Buyer will furnish a detailed private label branding and label description to attach to this Agreement as Schedule D. Buyer shall also furnish financial and credit data reasonably requested and required by Symbol. Buyer is responsible for all expenses it incurs in purchase, manufacture, promotion, sale, distribution and service of the Product.

3.2 Schedule E includes a purchase forecast for Product. Buyer shall send a new forecast for the Initial Term to Symbol by the fifteenth (15th) of each month.

3.3          Buyer shall conduct business in its own name as an independent contractor, and shall not represent itself as an employee, a partner, or an agent of Symbol. Nothing in this Agreement constitutes, or shall be deemed to constitute, a partnership or a joint venture between Buyer and Symbol, or shall be deemed to merge their assets or their fiscal or other liabilities or undertakings, nor does it create, and shall not be construed to create, an agency relationship among Buyer on the one hand and Symbol on the other hand.

3.4          Buyer shall not directly or indirectly do anything which may impair or damage the reputation or goodwill associated with Symbol or with Symbol products.

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3.5          Buyer shall not remove, alter or modify the serial or identification numbers, any labels, Symbol trademarks, or other trade-identifying symbols from Products under this Agreement.

3.6          Waste Electrical and Electronic Equipment (WEEE) Regulations.  To the extent Buyer purchases or intends to purchase any Product from Seller for sale into the European Union or any Member State thereof, Buyer is responsible for all compliance with the requirements of the Directive 2002/96/EC of the European Parliament and of the Council of 27 January 2003, thereto.  Seller disclaims all liability for any obligations under the WEEE Directive in connection with Buyer’s purchase of Product.

3.7 Buyer shall not remove, alter or modify the regulatory labels on the Products as delivered by Symbol.

3.8 Other than to place a Buyer private label on the Products, Buyer shall not make any alteration, modification or change to the Products.

3.9     Private Label Partner undertakes to comply with all laws and regulations (including regulatory requirements) relating to the sale of the Products and in the exercise and performance of its rights and obligations under this Agreement.

4.0 Price.

Pricing for Products purchased directly from Symbol shall be as set forth in Schedule A. Schedule A also sets forth Buyer’s minimum quantity purchase requirement for the Initial Term of the Agreement. Product prices are subject to change at any time, at Symbol’s sole discretion. Buyer shall be notified prior to the effective date of a price change.

5.0 Purchase Order.

5.1 A purchase order shall be required at all times for Product delivery and such purchase order is subject to Symbol acceptance. Buyer may place purchase orders for Products by submitting purchase orders in the form and medium specified by Symbol to the appropriate purchase order entry location. Although Buyer may use its standard purchase order and/or other forms for purchase order placement or confirmation, the terms and conditions of this Agreement shall govern and the Buyer’s terms and conditions of such purchase orders and/or and other forms for ordering/confirmation shall be of no effect.

5.2    A purchase order must specify Buyer’s legal name, street address and telephone number, requested delivery date, complete delivery address, quantity, authorized Product description and Symbol part number, unit price, extended price and total purchase order price, must be signed by an authorized Buyer representative and shall be subject to acceptance by Symbol. A purchase order received without this information may be returned to Buyer for completion or fulfilled at Symbol’s sole discretion.

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5.3    Symbol may decline to make shipments to Buyer if Buyer is in breach of its payment obligations or is late in making payments to Symbol or is otherwise in breach of this Agreement.

6.0 Credit Limits and Payment Term.

6.1 Credit limits and payment term decisions are solely at the discretion of Symbol. Without prejudice to the foregoing, deliveries shall at all times be subject to the approval by Symbol of Buyer’s credit. Symbol reserves the right, even after partial performance or partial payment on Buyer’s account to require from Buyer satisfactory security for due performance of its obligations. Refusal to furnish such security will entitle Symbol to defer any further deliveries until such security is furnished or to cancel Buyer’s account or so much of it as remains unperformed without prejudice to any rights which Symbol may have against Buyer in respect of breach of contract or otherwise.

6.2 Credit Process. Symbol may, at its discretion, reduce the amount owed by Buyer at any particular time by any amount owing by Symbol to Buyer pursuant to the terms of this Agreement and invoice the net amount owed by Buyer. Upon so doing, Symbol’s liability to Buyer shall, in an amount equal to the reduction, be extinguished.

7.0	Return Procedures.

7.1 Warranty Claim and Repair Returns. In making warranty claims or repair requests on Products, Private Label Partner undertakes to abide by the following Product Return procedures: (a) Private Label Partner shall accept returns from customers and a return request must be submitted by Private Label Partner to Symbol. A return material authorization (“RMA”) number will be issued within five (5) business days of request; (b) When making the RMA request, Private Label Partner must provide the complete valid serial number for the Product to be returned and associated Symbol invoice number; (c) The non-conforming product must be shipped prepaid to the Symbol-designated location within seven (7) business days of the return authorization; (d) the non-conforming Product must be accompanied by a description of the precise reason for non-conformance and also by any available test report.

7.2 Product returned to Symbol shall be screened for no-trouble-found (“NTF”). NTF Product will be returned to Private Label Partner. In the event NTF units exceed 15% of all returned units in any month, Symbol will charge Private Label Partner a $30.00 per unit handling fee for return of NTF Product.

7.3 Any Product sent to Symbol for repair that is out of warranty shall be repaired by Symbol at its then-current time and materials rates, including shipping, parts and labor, and billed to Private Label Partner.

7.4 The Parties shall agree upon seed stock to be maintained by Private Label Partner to support customer service requirements.

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7.5 Out of Box Failure (“DOA”). An out of box Product failure (“DOA”) occurs when a new Product fails to function in accordance with Symbol’s published specifications. An out of box Product failure is eligible for duplicate Product exchange provided Symbol is notified of such failure within five (5) days of shipment by Symbol. Such returns are not eligible for credit.

7.6 Product is not returnable for credit or refund.

8.0	Service.

8.1 The Private Label Partner shall have a help desk available for its End-User customers as well as technical and sales support for the Products. Private Label Partner shall be responsible for providing customer support for the Product and shall provide its customers with customer support information and shall document in writing that all technical support calls shall be directed to Private Label Partner.

8.2    Any calls relating to Products received by Symbol shall be directed to Private Label Partner for handling.

8.3 Private Label Partner is responsible for maintaining a properly trained staff. Symbol shall make its Product sales and technical education and certification training available to Private Label Partner, and Private Label Partner agrees to complete, in a timely manner as required by Symbol, Product platform and technical training. Live training is at Private Label Partner’s sole expense. Private Label Partner shall provide all support personnel with Tier 1 and Tier 2 support training including Symbol provided support material.

8.4 Private Label Partner customer support may call Symbol customer service in the event a service issue cannot be resolved by Private Label Partner Tier 1 and Tier 2 support personnel.

9.0 Product Discontinuance.

Symbol may, from time to time, and at its sole option, discontinue the manufacture and sale of any Product. Symbol shall provide sixty (60) days notice to Private Label Partner prior to discontinuance of any Product (“Notice of Discontinuance”) and thirty (30) days written notice prior to discontinuance of any service.

10.0 Additional Product.

10.1 Additional product or new Product releases may be available to Buyer from time to time. Purchase orders for additional product or new Product require a fully executed amendment to this Agreement before a purchase order can be processed.

10.2 Symbol shall make reasonable commercial efforts to notify Buyer in writing in advance of Symbol’s intent to modify Product form, fit or function.

11.0 Symbol Trademarks and Trade Name.

Symbol has exclusive worldwide rights to its trade name and trademarks. This Agreement does

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not authorize Buyer to use any Symbol trade name or trademarks separate from their existing placement on or within Products or literature associated with the Products.

12.0 Hold Harmless and Indemnification.

Private Label Partner undertakes to indemnify Symbol from and against any and all claims, actions, demands, losses, damages, liabilities, and expenses (including legal expenses) which Symbol may suffer or incur as a result of Private Label Partner's performance, or Private Label Partner's failure to perform its obligations, under this Agreement.

13.0 Proprietary Information.

Any proprietary information exchanged hereunder is governed by the mutual non-disclosure agreement referenced in this Agreement. Proprietary information includes, but is not limited to, the provisions of this Agreement, Product descriptions and pricing.

14.0 Accounts Available for Inspection.

The sales and accounting records of Buyer shall be available for inspection annually, at Symbol’s expense, by Symbol’s independent public accountants, during usual business hours and upon reasonable notice, for the purpose of verifying compliance by Buyer with the terms of this Agreement, provided, however, that such independent public accountants shall not transmit to Symbol any confidential information, including, without limitation, Private Label Products end user customer identities, in connection with such inspection.

15.0 Assignment.

This Agreement is personal to the parties. Buyer may not assign or transfer this Agreement either in whole or in part.

16.0 Term.

The term of this Agreement is thirty-six (36) months from the Effective Date (“Initial Term”), unless otherwise terminated earlier pursuant to Section 17.0. This Agreement may be renewed by the parties for subsequent one-year renewals only by written amendment executed by both parties.

17.0 Termination.

17.1 This Agreement shall automatically terminate in the event of any of the following: (a) either party is deemed insolvent or files for relief from creditors or a petition in bankruptcy is filed by or against such party; (b) immediately upon Symbol’s written notice to Buyer of a material breach; (c) upon mutual agreement of the parties with executed amendment; (d) or upon Symbol’s election in the event the Buyer shall commence any legal action against Symbol, its officers or its employees.

17.2 Upon expiration or termination, each party shall return to the other any materials of the other, including without limitation, all Confidential Information.

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17.3 No termination or expiration of this Agreement shall relieve Buyer of its obligation to pay any amounts owed for the purchase of Products from Symbol.

18.0 Notice.

Any notice required or permitted to be given hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed as follows:

To Buyer:

Attention:

To Symbol:	With a copy to:
Symbol Technologies, Inc.	Symbol Technologies, Inc.
One Symbol Plaza	OEM Sales
Holtsville, New York 11742-1300	1125 Sanctuary Parkway,
Attention: General Counsel	Suite 250
Alpharetta, GA 30004
Attention: Area Controller

Either party may change its address information by sending written notice to the other thirty (30) days in advance of such change.

19.0 Survival.

The following Sections of the Agreement shall survive any termination or expiration of this Agreement: 1, 3.3, 3.4, 3.5, 3.6, 7, 8, 11, 12, 13, 14, 15, 17.2, 17.3, 18, 19, 20, 21, 22, 23 and 26.

20.0 No Agency.

This Agreement does not constitute a partnership, joint venture or agency between the parties hereto, nor shall either of the parties hold itself out as such contrary to the terms hereof by advertising or otherwise, nor shall either of the parties become bound or become liable because of any representation, action, or omission of the other. Buyer shall not represent itself as Symbol’s agent or representative.

21.0 No Waiver.

Any delay or omission by either party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any right hereunder. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently.

22.0 General.

No subsequent agreement, arrangement, relationship or understanding between the parties shall be valid, effective or enforceable and no obligation or liability shall be created on behalf of either party unless and until it is contained in a writing signed by authorized representatives of each

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party.

23.0 Severability.

If a court of competent jurisdiction or arbitrator finds any term of this Agreement to be invalid or unenforceable for any reason as to any person or circumstance, then that term will continue in effect only to the extent that it remains valid, and the court's finding will not render that term invalid or unenforceable as to any other person or circumstance, and all other terms of this Agreement in all other respects will remain valid and enforceable, unless enforcement of this Agreement without the invalid or unenforceable clause would be grossly inequitable under the circumstances or would frustrate the primary purpose of this Agreement.

24.0 Integration.

This Agreement, including its schedules and exhibits, contains the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and supersedes and replaces all prior and contemporaneous oral or written understandings and agreements between the parties with respect to that subject matter.

25.0 Conflicts. In the event of any conflict between this Agreement and the schedules hereto, the terms of this Agreement shall prevail.

26.0 Governing Law.

The internal laws of the state of New York will govern the validity, construction and performance of this Agreement, except the parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transaction Act. Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, in the County of Suffolk, New York, and to the United States District Court for the Eastern District of New York, and to the respective appellate courts thereof in connection with any appeal therefrom.

IN WITNESS WHEREOF, the parties have agreed to the foregoing and have affixed their signatures on the dates set forth below.

Buyer SONA MOBILE HOLDINGS CORP.		SYMBOL TECHNOLOGIES, INC.

By:	Shawn Kreloff	By:	Mark W. Steele
Name:	Shawn Kreloff	Name:	Mark W. Steele
Title:	Chief Executive Officer	Title:	V.P., Worldwide OEM Sales
Date:	September 1, 2006	Date:	September 1, 2006

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Schedule A

to

Private Label Partner Agreement :

Symbol Product and Price Schedule

Based upon the information provided by Buyer to Symbol, the price for the Products is:

Product Description	Product Part Number	Unit Price
1. MC 70 2D Terminal
WLAN, 64/128 QWRTY,
WM5, BT, 1X	MC7090-PK0DJQFA7WW	$[***]
2. MSP Lite System includes MSP
Console, and Fifty (50) Mobile Device
Licenses	MSP-LITE-HW-WW	$[***]
3. Network Element for a Switch
Or AP License, 1 user	MSP-NELIC-SW-1	$[***]
4. Wireless Switch 5100, 6 ports
Software Version 2.1	WS-5100-R210-06WWR	$[***]
5. Wireless Switch 5100 Redundant
Software Version 2.1	WS-5100-R210-RSWWR	$[***]
6. 802.11a/g Access Port (4 AP/6
WIPS incl redundant)	WSAP-5100-100-WWR	$[***]
7. 802.11a antenna	ML-5299-APA1-01R	$[***]
8. Antennas: B/G High performance	ML-2499-APA2-01	$[***]
9. ETH Switch, L2, 24 + 2 ports, POE	ES-3000-PWR-10-WW	$[***]
10. Wireless IPS Server Software
And Tools	SW-WIPS-SRV-100-WW	$[***]
11. Wireless IPS Redundant Server
License	SW-WIPS-SRV-R-WW	$[***]
12. 1 Wireless IPS Sensor License	SW-WIPS-LIC-001-WW	$[***]
13. MC70 USB Charging Cable	25-70981-01	$[***]
14. MC70 Line Cord, AC Power 6
18AWG	50-16000-182	$[***]
15. MC70 Power Supply,
100/240VAC, 5.4V	50-14000-147	$[***]

Exclusive Product Minimum Annual Purchase Quantity

Private Label Partner shall purchase a Minimum Purchase Quantity of 7,500 units in the Initial Term.  If Private Label Partner fails to meet this Minimum Purchase Quantity, Symbol shall adjust the price to Private Label Partner to a level commensurate with their volume and the exclusivity as stated in section 2.4 of this Agreement shall be void. Purchases shall be reviewed by the parties on a quarterly basis.

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[***] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Forecast

Private Label Partner shall provide Symbol with a 6-month rolling forecast in writing, with monthly updates.

Blanket Purchase Order

Private Label Partner shall place quarterly blanket purchase orders for Product. Symbol must receive blanket purchase order for Private Label Partner’s next quarter requirements four (4) weeks prior to the first requested ship date specified on that blanket order.

-END of SCHEDULE A-

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Schedule B

to

Private Label Partner Agreement :

Terms and Conditions of Sale

1. Terms of Payment. Payment terms for the purchase of Seller's products ("Products") are net thirty (30) days from date of shipment, subject to the approval by Seller of the amount and terms of credit. Each shipment shall be invoiced and paid for when due without regard to other scheduled deliveries. Seller reserves the right at any time to revoke any credit extended to Buyer if payment is in arrears for more than thirty (30) days after notice to Buyer or Buyer's credit does not warrant further extension of credit.

2. Title & Delivery. At Seller's option, shipment will be FCA plant of manufacture or distribution center (Incoterms 2000). Risk of loss or damage shall pass from Seller to Buyer upon delivery to common carrier or Buyer's representative at the FCA shipping location. Buyer shall have the responsibility to pay for insurance; all claims for damage must be filed by Buyer directly with carrier. Absent specific instructions, Seller will select the carrier for shipment, but by doing so, will not thereby assume any liability in connection with shipment, nor shall the carrier in any way be construed to be the agent of Seller. Seller shall not be liable for any damages or penalty for delay caused solely by transportation or failure to give notice of such delay.

3. Taxes. Prices are exclusive of all federal, state, municipal or other government excise, custom duties, sales, use, occupational or like taxes in force, and any such taxes shall be assumed and paid for by Buyer. In order to exempt a sale from sales or use tax liability, Buyer will supply a Certificate of Exemption or similar document to Seller at the time of order placement.

4. Software. Title to the copy(ies) of all software (including firmware) furnished to Buyer is retained by Seller and is furnished on a licensed basis. Seller grants to Buyer a non-transferable and non-exclusive license to use each software or firmware program delivered hereunder ("Licensed Program"). Each such license granted authorizes Buyer to use the Licensed Program in machine-readable form only, and, in the case of software supplied with hardware, only on systems supplied by Seller to Buyer under this Agreement. Such license may not be assigned, sublicensed or otherwise transferred by Buyer without prior written consent of Seller, except that, if Buyer is a reseller and not an end user, Buyer may sublicense the license granted under this section to Buyer’s end user purchaser, without the right to further sublicense. No right to copy a Licensed Program in whole or in part is granted except as permitted under the Copyright Law. Buyer shall not modify, merge, or incorporate any form or portion of a Licensed Program with other program material, create a derivative work from a Licensed Program, or use a Licensed Program in a network. Buyer agrees to maintain Seller's copyright notice on the Licensed Programs delivered hereunder, and to include the same on any authorized copies it makes, in whole or in part. Buyer agrees not to decompile, disassemble, decode or reverse engineer any Licensed Program delivered to Buyer or any portion thereof. Use, duplication or disclosure of computer software and documentation by any Government entity is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19, in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clause of DFARS 252.227-7013, the Rights in Data clause of PM 9.3.1 of the U.S. Postal Service Procurement Manual, or successor clauses as such regulations may be amended from time to time, or in similar clauses in other Agency FAR Supplements when applicable.

5. Infringement Indemnification. a. Seller shall defend Buyer against any claim, suit or proceeding brought against Buyer insofar as it is based on a claim that any Product delivered hereunder, as originally delivered by Seller, directly infringes a United States patent or copyright in existence as of the date of delivery of the Product to Buyer (an "Infringement Claim") so long as Seller is notified promptly in writing by Buyer as to any such claim, and is given full authority, information and assistance for the defense. In addition to Seller's obligation to defend, Seller shall pay all damages finally awarded against Buyer. Seller shall have no liability to Buyer under this section for any alleged or actual infringement arising out of (i) use of Products delivered hereunder in connection or in combination with equipment, devices or software not provided by Seller, (ii) use of Products delivered hereunder in a manner for which the same were not designed or that is inconsistent with the terms of this Agreement, (iii) any modification of Products delivered hereunder, (iv) compliance with Buyer's specifications; or (v) use of the Product in a patented process. Seller shall further have no liability to Buyer for any alleged or actual infringement arising out of Buyer's use or transfer of the Product delivered hereunder after Seller's notice that Buyer shall cease use or transfer of such Product. Seller's obligations set forth above shall not apply to any Products whose alleged infringement is solely based on contributory infringement or inducement of infringement. Seller shall not be responsible for any compromise or settlement made by Buyer without its consent. Seller shall not be obligated to defend or be liable for costs and damages for any suit claiming that the Products infringe a patent in which the Buyer, or any subsidiary or affiliate thereof, has a direct or indirect ownership interest in such patent.

b. In addition to the foregoing, if a Product is subject to a claim or, if in Seller’s judgment, likely to become subject to a claim, at Seller’s sole discretion, Seller may: (a) obtain a license for Buyer to continue the use or to sell the Product purchased from Seller; (b) refund the purchase price paid to Seller by Buyer for such Product, less a reasonable amount for use, damage, or obsolescence, and remove such Product and/or terminate Buyer’s license to use or sell such Product; or (c) replace or modify the Product so as to be substantially functionally equivalent but non-infringing.

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c. Buyer shall indemnify Seller against any claim of U.S. patent, or copyright or trademark infringement that is brought against Seller because of (i) compliance with Buyer's particular design requirements, specifications or instructions, (ii) use of Products delivered hereunder in connection or in combination with equipment, devices or software not provided by Seller, (iii) any modification of any Products delivered hereunder, or (iv) any use by or on behalf of Buyer of Products delivered hereunder in a manner for which the same were not designed or that is inconsistent with the terms of this Agreement.

d. No license or immunity is granted by Seller under this Agreement either directly or by implication, estoppel or otherwise, to any patents, trademarks, copyrights or other intellectual property.

e. EXCEPT AS PROVIDED ABOVE, SELLER DISCLAIMS ALL WARRANTIES AND INDEMNITIES, EXPRESS, IMPLIED OR STATUTORY, PERTAINING TO ALLEGED OR ACTUAL INFRINGEMENT OR TO ALLEGED OR ACTUAL INFRINGEMENT OF ANY OTHER INTELLECTUAL PROPERTY RIGHTS. THE REMEDY SET FORTH IN THIS SECTION 5 IS BUYER’S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT CLAIMS, AND IS EXPRESSLY IN LIEU OF ALL OTHER REMEDIES THAT MAY BE AVAILABLE TO BUYER AT LAW OR IN EQUITY.

6. Warranty. a. Seller's hardware Products are warranted against defects in workmanship and materials for a period of fifteen (15) months from the date of shipment, unless otherwise provided by Seller in writing, provided the Product remains unmodified and is operated under normal and proper conditions. Warranty provisions and durations on software, integrated installed systems, Product modified or designed to meet specific customer specifications ("Custom Products"), remanufactured products, and reconditioned or upgraded products, shall be as provided in the particular Product documentation in effect at the time of purchase or in the accompanying software license.

b. Products may be serviced or manufactured with parts, components, or subassemblies that originate from returned products and that have been tested as meeting applicable specifications for equivalent new material and Products.

c. The sole obligation of Seller for defective hardware Products is limited to repair or replacement (at Seller's option) on a "return to service depot" basis with prior Seller authorization. Customer is responsible for shipment to the Seller and assumes all costs and risks associated with this transportation; return shipment to the Customer will be at Seller's expense. Customer shall be responsible for return shipment charges for Product returned where Seller determines there is no defect ("No Defect Found"), or for Product returned that Seller determines is not eligible for warranty repair. No charge will be made to Buyer for replacement parts for warranty repairs. Seller is not responsible for any damage to or loss of any software programs, data or removable data storage media, or the restoration or reinstallation of any software programs or data other than the software, if any, installed by Seller during manufacture of the Product.

d. The above warranty provisions shall not apply to any Product (i) which has been repaired, tampered with, altered or modified, except by Seller; (ii) in which the defects or damage to the Product result from normal wear and tear, misuse, negligence, improper storage, water or other liquids, battery leakage, use of parts or accessories not approved or supplied by Seller, or failure to perform operator handling and scheduled maintenance instructions supplied by Seller; or (iii) which has been subjected to unusual physical or electrical stress, abuse, or accident, or forces or exposure beyond normal use within the specified operational and environmental parameters set forth in the applicable Product specification; nor shall the above warranty provisions apply to any expendable or consumable items, such as batteries, supplied with the Product.

EXCEPT FOR THE WARRANTY OF TITLE AND THE EXPRESS WARRANTIES STATED ABOVE, SELLER DISCLAIMS ALL WARRANTIES ON PRODUCTS FURNISHED HEREUNDER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE. THE REMEDY SET FORTH IN THIS SECTION 6 IS BUYER’S SOLE AND EXCLUSIVE REMEDY FOR WARRANTY CLAIMS, AND IS EXPRESSLY IN LIEU OF ALL OTHER REMEDIES THAT MAY BE AVAILABLE TO BUYER AT LAW OR IN EQUITY.

7. LIMITATION OF LIABILITY.

a. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER SHALL NOT BE LIABLE TO BUYER OR TO OTHERS FOR ANY DAMAGES WHATSOEVER.

b. SELLER SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES TO BUYER, OR TO OTHERS, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ACTUAL OR PROSPECTIVE PROFITS, SALES, BUSINESS ADVANTAGE OR GOODWILL, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

c. SELLER’S LIABILITY FOR DAMAGES TO BUYER OR OTHERS SHALL IN NO WAY EXCEED THE PURCHASE PRICE OF THE PRODUCT OR THE FAIR MARKET VALUE OF THE SERVICE AFFECTED, EXCEPT IN INSTANCES OF BODILY INJURY OR DAMAGE TO TANGIBLE PERSONAL PROPERTY.

8. Other Products and Services. Buyer acknowledges and accepts responsibility for the selection of the Products and services to achieve the Buyer's intended results, and their installation, system integration and use. Buyer also has the responsibility for selection and use of other equipment, software, and services acquired from third parties outside of this Agreement and used with the Products. Seller has no responsibility for planning, development, implementation, installation, system integration, or support unless provided under a separate written consulting or service agreement. Following the warranty period, upon request, Seller may provide, under a

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written service agreement at Seller's charges and terms then generally in effect, service and support for the Products, provided the applicable services and parts are then generally available.

9. Delayed Orders and Order Cancellation. Any request for delay in delivery of Product or in commencement of service must be in writing and shall be effective only upon receipt by Seller. Buyer may not request Seller delay delivery of Product or service less than thirty (30) days prior to the scheduled shipment date of a Product, or less than fifteen (15) days prior to the commencement of the service. Buyer may not postpone a scheduled shipment of Product or commencement of service to a date more than three (3) months from the originally scheduled shipment or commencement date, and any attempt to do so shall be deemed a cancellation of the order pertaining to such shipment of Product or service and Seller shall be entitled to pursue all legal remedies including without limitation lost profits. Buyer hereby acknowledges and agrees that the measure of Seller's damages for nonacceptance or repudiation as set forth in section 2-708(1) of the Uniform Commercial Code (however numbered in the applicable state statute) is inadequate to put Seller in as good a position as performance would have done and that, therefore, Seller's remedy for an order deemed to have been canceled under this section shall include the profit Seller would have made had it actually delivered the Product to or performed the service for Buyer. Purchase Orders accepted by Seller may not be cancelled within thirty (30) days of the scheduled delivery date. Purchase Orders for Custom Product may not be cancelled.

10. Security Interest. To secure payment of Buyer's Purchase-Money Obligation to Seller as well as all of Buyer's other obligations to Seller, in each case whether now in existence or incurred at any time in the future, Buyer hereby grants to Seller a security interest, or a purchase money security interest, as applicable, in and to (a) the Products; (b) all other goods sold or manufactured by Seller that are owned or held by Buyer; and (c) all Proceeds of the Products and other goods described in subsections (a) and (b), in each case whether now in existence or created or acquired at any time in the future. The terms "Proceeds" and "Purchase-Money Obligation" will have the meanings assigned to those terms in the Uniform Commercial Code adopted by the State of New York (the "UCC"). Buyer acknowledges that Seller has the right to file initial financing statements and amendments to the maximum extent permitted by Section 9-509 of the UCC without notice to or the consent of Buyer.

11. Force Majeure. Shipping dates acknowledged by Seller are approximate and Seller will not be liable for any loss or damage due to its failure to meet scheduled shipping dates. Seller shall in no event be liable for any delay or default in its performance of any obligation under this Agreement caused directly or indirectly by an act or omission of Buyer, fire, flood, act of God, acts of Government, an act or omission of civil or military authority of a state or nation, strike, lockout or other labor problem, inability to secure, delay in securing or shortage of labor, materials, supplies, transportation or energy, failures of subcontractors or suppliers, or by war, riot, embargo or civil disturbance, breakdown or destruction of plant or equipment arising from any cause whatsoever, or any cause or causes beyond Seller's reasonable control. At Seller's option and following notice to Buyer, any of the foregoing causes shall be deemed to suspend such obligations of Seller as long as any such cause shall prevent or delay performance, and Seller agrees to make and Buyer agrees to accept performance of such obligations whenever such cause has been remedied.

12. Disputes. If legal proceedings are commenced to resolve a dispute arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all of its costs, attorney fees, and expert witness fees, including any costs or attorney fees in connection with any appeals.

13. Export Control. The Products and all related technical information that Seller may deliver or disclose to Buyer are subject to United States export control laws and may be subject to export or import restriction in other countries. Buyer shall at all times comply with the United States Export Administration Act of 1979, as may be amended from time to time (the "Export Act"), and the rules and regulations promulgated from time to time thereunder. Buyer shall obtain all required licenses and approvals necessary to comply with the Act and any other applicable law.

14. Entire Agreement; No Waiver. This Agreement shall constitute the entire agreement between Buyer and Seller, and no attempted variation, modification, or waiver of any provision of this Agreement shall have any force or effect, unless consented to in writing signed by the party against whom enforcement thereof is sought. Such variation, modification, or waiver shall be effective only in the specific instance consented to. A failure by any party to exercise or delay in exercising any right or power conferred upon it in this Agreement shall not operate as a waiver of any such right or power.

15. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof and excluding the Convention on Contracts for the International Sale of Goods. Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, in the County of Suffolk, New York, and to the United States District Court for the Eastern District of New York, and to the respective appellate courts thereof in connection with any appeal therefrom.

PL May 8, 2006

-END OF SCHEDULE B-

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Private Label Partner Agreement

August 31, 2006

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Schedule C

to

Private Label Partner Agreement :

Mutual Non-Disclosure Agreement

Attached or incorporated by reference as specified on page 1 of this Agreement

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Private Label Partner Agreement

August 31, 2006

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-END OF SCHEDULE C-

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Private Label Partner Agreement

August 31, 2006

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Schedule D

to

Private Label Partner Agreement :

Private Label Branding and Label Specification and Description

1.            The following are the outline drawings, specification and detailed description of the Private Label Branding and Label specifications:

Gaming application server and software as part of secure wireless gaming systems known as mCasino™, mSlots™ and mWager™. The label specification is as follows:

Symbol Technologies, Inc.

Private Label Partner Agreement

August 31, 2006

Confidential	16

AUG. 29. 2006 5:14PM TASS-FINANCE NO. 7088 P. 1

.820
MATERIAL COLOR
.220
ShuffleMaster.
2X FULL R.

NOTES: UNLESS OTHERWISE SPECIFIED:

1. MATERIAL: POLYCARBONATE, CLEAR TRANSPARENT LEXAN NO. 8B35, SHEET .007 THK. MATTE ONE SIDE, VELVET ONE SIDE.
2. APPLY SCOTCH NO.467 ADHESIVE TRANSFER TO MATTE SIDE AFTER PRINTING.
3. LABELS TO BE SUPPLIED IN SHEET FORM. 38 PER SHEET, 100 PER SHEET
4. PACKAGE ITEMS IN ACCORDANCE WITH STI GENERAL PACKAGING SPEC. #50-04100-013

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August 31, 2006

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[TO BE PROVIDED BY THE BUYER AND ATTACHED HERETO PRIOR TO SIGNING OF THE AGREEMENT]

-END of SCHEDULE D-

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August 31, 2006

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Schedule E

to

Private Label Partner Agreement :

Initial Forecast

INITIAL FORECAST

2006

Q3	50 units
Q4	100 units

2007

Q1	250 units
Q2	250 units
Q3	500 units
Q4	500 units

2008

Q1	750 units
Q2	750 units
Q3	1000 units
Q4	1000 units

2009

Q1	1100 units
Q2	1250 units

For subsequent forecast submittals, the following template shall be used:

Month 1 ___00________ Units
Month 2 ___00________ Units
Month 3 ___00________ Units
Month 4 ___00________ Units
Month 5 ___00________ Units
Month 6 ___00________ Units
Month 7 ___00________ Units
Month 8 ___00________ Units
Month 9 ___00________ Units
Month 10 ___00________Units
Month 11 ___00________Units
Month 12 ___00________Units

-END of SCHEDULE E-

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Private Label Partner Agreement

August 31, 2006

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